Artificial Life, Inc. raises new funds, prepares for acquisitions

Hong Kong, May 22, 2008 - Hong Kong based Artificial Life, Inc. (OTC BB: ALIF), a leading provider of award-winning mobile 3G technology and applications, announced today that it has raised new funds through a private placement transaction.

The Company raised U.S.$4,753,424 through the issuance of 2,022,734 shares of its common stock at a price of U.S.$2.35 per share. In connection with this issuance of common stock, the Company also issued warrants to purchase 1,011,366 common stock with an exercise price of U.S.$ 3.00 per share. Such warrants are valid for three years.

The Company also announced that it is currently evaluating several potential acquisitions and that it intends to use some of the funds raised for this purpose.

“We have a strong growth momentum and are preparing the next steps in our corporate development. We have been profitable now for the last two quarters and are increasing our cash basis by generating substantial positive cash flow from operations. We had already raised U.S.$6.5 million in December 2007 and have partially invested these proceeds in intellectual property development. With the current new funding of approx. just under U.S.$5 million, we are further strengthening our cash basis to prepare for potential acquisitions and other corporate opportunities.” said Eberhard Schoneburg, CEO of Artificial Life, Inc.

About Artificial Life, Inc.

Artificial Life, Inc. (OTC BB: ALIF) is a public US corporation headquartered in Hong Kong with offices in Berlin (EMEA headquarters) and Tokyo. We are a leading global full service provider of award winning mobile technology, mobile TV, content, games and business applications (see also our Company's homepage: www.artificial-life.com; and our m-commerce portal: www.botme.com).

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our future results of operations, financial condition and business prospects. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Although such statements are based on our own information and information from other sources we believe to be reliable, you should not place undue reliance on them. These statements involve risks and uncertainties, and actual market trends or our actual results of operations, financial condition or business prospects may differ materially from those expressed or implied in these forward looking statements for a variety of reasons. Potential risks and uncertainties include, but are not limited to, our ability to obtain additional funding to operate and grow our business; the unproven potential of our mobile gaming business model; changing consumer preferences and uncertainty of market acceptance of our products; timely adoption and availability of 3G mobile technology; market acceptance for use of mobile handheld devices to play the interactive games; unpredictable mobile game development schedules; our reliance on a relatively small number of brands; our ability to license brands from others; our dependence upon resellers and telecommunication carriers and operators to distribute our products; our ability to successfully develop, introduce, and sell new or enhanced products in a timely manner; our ability to find acquisitions that complement our business and to successfully integrate such acquisitions, and the timing of new product announcements or introductions by us or by our competitors. For additional discussion of these risks and uncertainties and other factors, please see the documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on March 13, 2008. We assume no obligation to update any forward-looking statements, which apply only as of the date of this press release.

CONTACT: Artificial Life, Inc.

Ada Fong
(+852) 3102 2800
ir@artificial-life.com